UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

BEFUT International Co., Ltd.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	0-51336 (Commission File Number)	20-2777600 (IRS Employer Identification No.)

27th Floor, Liangjiu International Tower No. 5, Heyi Street, Xigang District Dalian City, China (Address of principal executive offices)	116011 (Zip Code)

(011)-86-411-83678755

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Certificate of Change filed with the Secretary of State of Nevada on April 24, 2012, BEFUT International Co., Ltd. (the “Company”) effectuated a 1-for-150 reverse stock split of the Company’s authorized shares of Common Stock at 7:00 am ET on May 10, 2012 (the “Effective Date”), which is accompanied by a corresponding decrease in the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”). The Reverse Stock Split provided for a corresponding decrease in the number of authorized shares of Common Stock from 200,000,000 shares to 1,333,333 shares.

Pursuant to the Certificate of Change filed with the Secretary of State of Nevada on April 26, 2012, the Company effectuated a 150-for-1 forward stock split of the Company’s authorized shares of Common Stock at 7:01 am ET on May 10, 2012, which is accompanied by a corresponding increase in the Company’s issued and outstanding shares of Common Stock (the “Forward Stock Split”). The Forward Stock Split provided for a corresponding increase in the number of authorized shares of Common Stock from 1,333,333 to 200,000,000 shares.

Pursuant to Section 78.207 of the Nevada Revised Statutes, and pursuant to the Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) of the Company, on February 21, 2012 by unanimous written consent, the Board of Directors (the “Board”) of the Company authorized the Reverse Stock Split to be followed by the Forward Stock Split. Pursuant to Section 78.209 of the Nevada Revised Statutes, the Board may amend our Articles of Incorporation to implement the Reverse Stock Split and the Forward Stock Split without the approval of the stockholders.

Item 8.01 Other Events.

As set forth in the disclosure statement, which is attached as Exhibit (a)(3) to the Schedule 13E-3 and was mailed to each shareholder of record of the Company on April 19, 2012, the Company intends to engage in a transaction that is structured to reduce the number of record holders of its shares of Common Stock to fewer than 300 and terminate the registration of our Common Stock under Section 12(g) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend our duty to file periodic reports and other information with the Securities and Exchange Commission (the “SEC”). Often referred to as a “going private” transaction, the transaction (the “Transaction”) will consist of: (i) the Reverse Stock Split, in lieu of us issuing fractional shares to stockholders owning less than 150 pre-reverse stock split shares, the Company will pay cash equal to $0.65 multiplied by the number of pre-reverse stock split shares held by such stockholder (the “Cash-Out Price”), followed by (ii) the Forward Stock Split. Accordingly, shareholders owning fewer than 150 pre-Reverse Stock Split shares (“Discontinued Shareholders”), will have no further interest in the Company, will no longer be shareholders of the Company and will be entitled to receive only the Cash-Out Price.

In order to receive payment, stockholders whose shares are registered in their names must send certificates representing such shares of the Company’s Common Stock to Corporate Stock Transfer, Inc., as paying agent in the Transaction (the “Exchange Agent”), at the following address, accompanied by properly completed documentation: Corporate Stock Transfer, Inc., 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209. For stockholders holding Common Stock in street name through a nominee (such as a bank or broker), their nominees will be instructed to effect the Reverse Stock Split and Forward Stock Split for their beneficial holders. As of the date hereof, the Exchange Agent has received $42,499.60 to be used for the payment of the Cash-Out Price.

As soon as reasonably practicable after the Effective Date, the Exchange Agent will send each Discontinued Stockholder an instruction letter describing the procedure for surrendering stock certificates in exchange for the payment of the Cash-Out Price. Upon receipt of properly completed documentation and stock certificates, each Discontinued Stockholder will be entitled to receive the cash payment, without interest, from the Exchange Agent. We anticipate that our Exchange Agent will mail instruction letters to Discontinued Stockholders within five (5) business days after the Effective Date. Discontinued Stockholders should allow approximately five (5) business days after mailing their properly completed documentation and stock certificates for such materials to be received by our Exchange Agent and should anticipate receiving their cash payment, without interest, approximately ten (10) business days after the receipt of such materials by our Exchange Agent.

As a result of the Transaction, Discontinued Shareholders are entitled to certain Dissenters Rights under the provisions of Chapter 92A of the Nevada Revised Statutes. On or about May 20, 2012, the Company will deliver a written notice of dissenter’s rights (“Dissenters’ Rights Notice”) to Discontinued Shareholders. The Dissenters’ Rights Notice will be accompanied by (i) a form for demanding payment from us that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenters’ rights to certify whether or not they acquired beneficial ownership of the shares before that date; (ii) a copy of the provisions of Chapter 92A; and (iii) a brief description of the procedures that a stockholder must follow to exercise dissenters’ rights. In order to maintain eligibility to exercise dissenters’ rights under Chapter 92A, Discontinued Shareholders must take the following actions within 30 days of the date that the Dissenters’ Rights Notice was delivered (that is, not later than June 19, 2012): (i) deliver a written demand for payment on the form provided in the Dissenters’ Rights Notice; (ii) certify whether the Discontinued Shareholder acquired beneficial ownership of the shares before the date set forth in the Dissenters’ Rights Notice; and (iii) deliver the certificates representing the dissenting shares to the Company.

The Transaction has been approved and declared by Financial Industry Regulatory Authority to take effect on May 10, 2012. As a result of the Transaction, the fractional shares of common stock acquired by the Company will be cancelled and returned to the status of authorized but unissued shares. The Company’s Common Stock was suspended from quotation on the OTCQB tier of the OTC Markets; however, it may be eligible for continued quotation on the OTC Pink tier of the OTC Markets. The public registration of our common stock under the Exchange Act will be terminated upon the filing of a Form 15 with the SEC on May 11, 2012. The Company is no longer required to file periodic reports under section 13(a) of the Exchange Act with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEFUT INTERNATIONAL CO., LTD.

Date: May 11, 2012	By:	/s/ Hongbo Cao
Name: Hongbo Cao Title: Chairman and Chief Executive Officer